UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2014, the board of directors (the "Board") of Essex Rental Corp. (the "Company") announced the appointment of Nicholas Matthews to serve as the Company's President and Chief Executive Officer effective March 13, 2014. Mr. Matthews will also serve as a director on Essex's Board. Mr. Matthews previously served as the Chief Operating Officer of the Company and prior to joining the Company, Mr. Matthews, 41, served as Vice President and Group Executive for Railcar Operations for three years at GATX, a global leader in railcar leasing, where he was responsible for GATX's North American railcar maintenance operations, engineering group, railcar service centers, field service activities and contract shop operations. Prior to GATX, Mr. Matthews served at FreightCar America for three years, where he most recently held the position of Senior Vice President of Operations for two years. Mr. Matthews was responsible for all operations at FreightCar America including its manufacturing, engineering, purchasing, quality and after market business operations.

Under an offer of employment, Mr. Matthews will receive an annual salary of $360,000 and will be eligible for an annual incentive bonus based on EBITDA performance. Mr. Matthews is entitled to participate in the Company's benefit plans and shareholder approved long-term incentive plans. The offer of employment also provides for the grant of 100,000 options to purchase shares of the Company's common stock. The options have a contractual life of 10 years from the date of grant and also vest one-third annually over a three year period from the date of grant.

On March 13, 2014, the Board of the Company increased the number of directors of the Company from six to seven directors in accordance with the Company's by-laws, as amended, and appointed Mr. Matthews to serve as a Class B director of the Company until the Company's 2014 annual meeting of shareholders and until his successor is duly elected and qualified. In light of Mr. Matthews’ industry and leasing expertise and experience he has gained from such service, our Board and the Nominating Committee have concluded that Mr. Matthews would provide additional perspective and industry knowledge on the Board. Mr. Matthews was not appointed to serve on any committees of the Board.

Consistent with the Company's compensation practices for its employee directors, Mr. Matthews will not receive compensation for his participation on the Board.

Item 8.01. Other Events

On March 12, 2014, the Company issued a press release announcing the appointment of Mr. Matthews to President and Chief Executive Officer and the board of directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 12, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: March 14, 2014	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer